Exhibit 5.1

THOMPSON & KNIGHT LLP
ATTORNEYS AND COUNSELORS	AUSTIN DALLAS FORT WORTH HOUSTON NEW YORK SAN ANTONIO ___________ ALGIERS LONDON MEXICO CITY MONTERREY PARIS
1722 ROUTH STREET • SUITE 1500 DALLAS, TEXAS 75201-2533 (214) 969-1700 FAX (214) 969-1751 www.tklaw.com

January 21, 2011

Sun Biomass, Inc.

3700 Buffalo Speedway, Suite 410

Houston, Texas 77098

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Sun Biomass, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-1 (the “Registration Statement”) initially filed on November 23, 2010 with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to 3,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement.

In connection with the opinions expressed herein, we have examined:

(i) originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and Bylaws of the Company, each as amended to the date hereof;

(ii) the Registration Statement;

(iii) the Prospectus; and

(iv) the records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the Registration Statement.

In connection with this opinion, we have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations and statements made in certificates of public officials and officers of the Company.

(v) That, at the time when any shares of Common Stock is issued:

(A) The Company shall be an entity duly organized and validly existing under the laws of the State of Delaware.

(B) The Company shall have full power to issue such Common Stock.

(C) The issuance of the Common Stock shall have been duly authorized by all necessary corporate action (including, without limitation, the determination by the Company’s board of directors that the consideration to be received for the shares of such Common Stock is adequate) and shall not contravene the Company’s articles of incorporation or Bylaws or the provisions of the Delaware Business Corporation Law.

(D) The issuance of the Common Stock, will not:

(1) except for the laws, rules and regulations referred to in qualification (a) below, violate any law, rule or regulation applicable to it (including without limitation, federal and state securities laws), or

(2) result in any conflict with or breach of any agreement or document binding on the Company.

(E) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on the Company, any third party) is required for the issuance of the Common Stock by the Company, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.

(G) The Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act.

(H) A supplement to the Prospectus (a “Prospectus Supplement”) shall have been prepared and filed with the Commission describing such Security.

(I) The Common Stock shall have been issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

(J) The necessary number of applicable shares of Common Stock shall have been duly authorized and available for issuance pursuant to the Company’s articles of incorporation.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that,

1. With respect to any share of Common Stock being registered under the Registration Statement, when:

(a) a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) in accordance with the applicable subscription agreement, and

(b) the consideration therefor provided for in such subscription agreement shall have been paid, such share shall be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions in paragraph 1 is limited to the laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America and our opinions in paragraph 1 is limited to the Delaware General Corporation Law (in each case including all applicable provisions of the constitution of each such jurisdiction and reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

(b) Our opinions are subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters – Validity of Securities” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

THOMPSON & KNIGHT LLP